UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2022

Talos Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38497	82-3532642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 3300 Houston, Texas	77002
(Address of principal executive offices)	(zip code)

(713) 328-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TALO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 2, 2022, the Board of Directors (the “Board”) of Talos Energy Inc. (the “Company”) determined that the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”) will be held on May 11, 2022 at 10:00 a.m. Houston time. The Board set March 22, 2022 as the record date for determining stockholders entitled to receive notice of, and vote at, the 2022 Annual Meeting.

Pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”), any stockholder who wishes to notify the Company of a director nomination or other business to be brought before the stockholders at the 2022 Annual Meeting, must ensure that such nomination or business proposal is received by the Company no later than the close of business on February 10, 2022, which is the close of business on the 90th calendar day prior to the first anniversary of the preceding year’s annual meeting. Any such proposal must be received at the Company’s principal executive offices by such deadline, addressed to the Corporate Secretary at 333 Clay Street, Suite 3300, Houston, TX 77002, and must otherwise comply with all other requirements of the applicable rules of the SEC and the Bylaws. The deadline has passed for stockholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2022 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act. Nothing in this paragraph shall be deemed to require the Company to include in the proxy materials for such meeting any stockholder nomination or business proposal which does not meet the requirements of the SEC in effect at the time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2022

TALOS ENERGY INC.

By:	/s/ William S. Moss III
Name:	William S. Moss III
Title:	Executive Vice President, General Counsel and Secretary

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